                                                                     EXHIBIT 6.1


              STATEMENT DETAILING COMPUTATION OF PER SHARE EARNINGS

For the year ended July 31, 2004 per audited Financial Statements:


               - net income (loss)                                       $(7,129,930)

Weighted Average Number of Shares
Outstanding Calculated as follows:                13,079,649
                                                  ==========


           Number of Shares                       Weight                 Weighted Average
                                                                         Number of Shares

              13,164,327                           0.04                           541,000
              13,145,427                           0.08                         1,080,446
              13,117,527                           0.08                         1,078,153
              13,094,227                           0.17                         2,224,243
              13,078,227                           0.25                         3,332,261
              13,065,127                           0.07                           894,872
              13,056,351                           0.18                         2,325,103
              13,011,351                           0.08                         1,069,426
              12,997,551                           0.04                           534,145
                                                                    ----------------------------
                                                                               13,079,649

Income (Loss) Per Share                                                                   $(0.55)


For the year ended July 31, 2003 per audited Financial Statements:

               - net income (loss)                                       $9,793,081

Weighted Average Number of Shares
Outstanding Calculated as follows:                13,189,124
                                                  ==========


           Number of Shares                       Weight                 Weighted Average
                                                                         Number of Shares

              13,209,427                           0.25                         3,329,499
              13,208,427                           0.08                         1,013,249
              13,198,727                           0.28                         3,760,734
              13,173,527                           0.02                           252,643
              13,164,327                           0.37                         4,832,999
                                                                    ----------------------------
                                                                               13,189,124

Income (Loss) Per Share                                                                   $0.74


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